Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2024

Name of Subsidiary		Jurisdiction of Formation
1	234DP Aviation, LLC	Delaware
2	A&W Concentrate Company	Delaware
3	All Sport, LLC	Delaware
4	All Sport Distributing, Inc.	Delaware
5	Altitude Beverages LLC	Delaware
6	Bai Brands LLC	New Jersey
7	Beverages Delaware Inc.	Delaware
8	Big Red, LLC	Texas
9	BR HyDrive LLC	Texas
10	Core Nutrition, LLC	Delaware
11	DP Beverages Inc.	Delaware
12	DPS Americas Beverages, LLC	Delaware
13	DPS Beverages, Inc.	Delaware
14	DPS Holdings Inc.	Delaware
15	Dr Pepper/Seven Up Beverage Sales Company	Texas
16	Dr Pepper/Seven Up Manufacturing Company	Delaware
17	Dr Pepper/Seven Up, Inc.	Delaware
18	G Pure, Inc.	Texas
19	Ghost Lifestyle LLC	Delaware
20	Hydration Ventures LLC	Delaware
21	KDP Procurement Services, Inc.	Texas
22	Keurig Corporation Inc.	Delaware
23	Keurig Green Mountain, Inc.	Delaware
24	Keurig Manufacturing Inc.	Delaware
25	KGM Manufacturing LLC	Delaware
26	Maple Parent Holdings Corp.	Delaware
27	Mott's Delaware LLC	Delaware
28	Mott's LLP	Delaware
29	Nantucket Allserve, LLC	Delaware
30	North American Beverages, LLC	Texas
31	Revive Brands	California
32	Snapple Beverage Corp.	Delaware
33	Splash Transport, Inc.	Delaware
34	The American Bottling Company	Delaware
35	Thomas Kemper Acquisition Co. Inc.	Texas
36	Xyience Beverage Company, LLC	Texas
37	Xyience Contracts Company, LLC	Texas
38	Xyience Supplements Company, LLC	Texas
39	Canada Dry Mott's Inc.	Canada
40	Keurig Canada Inc.	Canada
41	Van Houtte Coffee Services Inc.	Canada
42	Alder Basswood Clover LP	Ireland
43	Alder Clover Limited	Ireland
44	Basswood Clover Limited	Ireland
45	KDP Global Sourcing Limited	Ireland
46	Keurig International Sàrl	Luxembourg

Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2024

47	Bebidas Americas Investments B.V.	Netherlands
48	Keurig Switzerland GmbH	Switzerland
49	Keurig Trading GmbH	Switzerland
50	Big Red Mexico S de RL de CV	Mexico
51	Comercializadora de Bebidas, SA de CV	Mexico
52	Peñafiel Aguas Minerales SA de CV	Mexico
53	Peñafiel Bebidas SA de CV	Mexico
54	Manantiales Peñafiel, S.A. de C.V.	Mexico
55	Servicios Logisticos Peñafiel, S.A. de C.V.	Mexico
56	Snapple Beverage de Mexico, S.A. de C.V.	Mexico
57	KDP Brasil Global Sourcing LTDA	Brazil
58	Green Mountain Electrical Appliances Technical Consulting (Shenzhen) Company Limited	China
59	Green Mountain Hong Kong Limited	Hong Kong
60	Keurig Malaysia Sdn. Bhd.	Malaysia
61	Keurig Singapore Pte. Ltd.	Singapore